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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 21, 1998



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



            Colorado                   0-21821                93-0962072
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  State or Other Jurisdiction         Commission             IRS Employer
Of Incorporation or Organization     File Number           Identification No.



                410 17th Street, Suite 400 Denver, Colorado 80202
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               Address of Principal Executive Offices and Zip Code



        Registrant's telephone number, including area code (888) 313-8051




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Item 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) The independent accountants who previously audited the Registrant's financial statements for the fiscal year ended December 31, 1996, Grant Thornton LLP, were dismissed by vote of the Board of Directors, effective January 21, 1998. This decision to change accountants was approved by the members of the audit committee of the Board of Directors. The prior accountants' report on financial statements for the fiscal year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion; nor was it modified as to uncertainty, audit scope or accounting principles. Prior to the dismissal of Grant Thornton LLP, there were no disagreements between the Registrant and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement in connection with its report. Furthermore there are no unresolved issues with the prior accountants.

     (b) The Board of Directors of the Registrant appointed Arthur Andersen LLP as the Registrant's new certifying accountants to audit the Registrant's financial statements effective January 21, 1998. Arthur Andersen LLP was not consulted concerning the application of accounting principles to any specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Registrant's financial statements, nor was a written report provided to the Registrant nor oral advice given by the new accountant regarding important factors considered by the Registrant in reaching its decision as to any accounting, auditing or financial reporting issue.


Item 7.      FINANCIAL STATEMENTS AND EXHBITS

     (c)     Exhibit 16.2     Letter from Grant Thornton LLP re change of
                              certifying accountant. [To be filed by Amendment]











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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           CONDOLIDATED CAPITAL OF NORTH AMERICA, INC.



                           By:   /s/ Donald R. Jackson
                                 Donald R. Jackson
                                 Chief Financial Officer,
                                 Treasurer and Secretary



Date:  January 28, 1998